Exhibit 99.1

PRESS RELEASE

CONTACT: Brian L. Cantrell Alliance Holdings GP, L.P. 1717 South Boulder Avenue, Suite 400 Tulsa, Oklahoma 74119 (918) 295-7673

FOR IMMEDIATE RELEASE

ALLIANCE HOLDINGS GP, L.P.

Increases Quarterly Distribution by 3.2% to $0.72 Per Unit and Reports Quarterly Financial Results

TULSA, OKLAHOMA, October 26, 2012 — Alliance Holdings GP, L.P. (NASDAQ: AHGP) today announced that the Board of Directors of its general partner declared a quarterly cash distribution for the quarter ended September 30, 2012 (the “2012 Quarter”) of $0.72 per unit, or an annualized rate of $2.88 per unit.  The declared distribution will be paid on November 19, 2012 to AHGP’s unitholders of record as of the close of trading on November 12, 2012.

The announced quarterly cash distribution represents an 18.0% increase over the $0.61 per unit distribution (an annualized rate of $2.44 per unit) for the quarter ended September 30, 2011 (the “2011 Quarter”) and an increase of 3.2% over the second quarter 2012 distribution of $0.6975 per unit (an annualized rate of $2.79 per unit).

The declared distribution is based on the distribution AHGP will receive from its ownership interests in Alliance Resource Partners, L.P. (NASDAQ: ARLP).  ARLP today announced a quarterly distribution for the 2012 Quarter of $1.085 per unit, or $4.34 per unit on an annualized basis, payable on November 14, 2012 to all unitholders of record as of the close of trading on November 7, 2012.  (See ARLP Press Release dated October 26, 2012.)

AHGP reported net income for the 2012 Quarter of $39.5 million, or $0.66 per basic and diluted limited partner unit, compared to $57.1 million, or $0.95 per basic and diluted limited partner unit, in the 2011 Quarter. The decrease in net income during the 2012 Quarter primarily reflects approximately $24.1 million of losses and charges related to ARLP’s idling of the Pontiki mine, including a non-cash asset impairment of $19.0 million, and reduced coal shipments into the metallurgical export markets.  (For a discussion of net income presentation, please see the end of this release.)

AHGP currently has no other operating activities apart from those conducted by the operating subsidiaries of ARLP and reports its financial results on a consolidated basis with the financial results of ARLP. AHGP’s principal sources of cash flow are its ownership of general partner interests, limited partner interests and incentive distribution rights in ARLP. Based on ARLP’s current declared distribution, AHGP expects to receive quarterly cash distributions from ARLP of $44.3 million, or $177.2 million on an annualized basis. AHGP’s primary cash requirements are for working capital, distributions to its unitholders and general and administrative expenses, including for 2012 an estimated $4.5 million to $4.75 million in general and administrative expenses.

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AHGP and ARLP will discuss their 2012 Quarter financial results during a joint conference call scheduled for today at 10:00 a.m. Eastern.  To participate in the conference call, dial (800) 299-9086 and provide pass code 23801657.  International callers should dial (617) 786-2903 and provide the same pass code.  Investors may also listen to the call via the “investor information” section of ARLP’s website at http://www.arlp.com or AHGP’s website at http://www.ahgp.com.

An audio replay of the conference call will be available for approximately one week.  To access the audio replay, dial (888) 286-8010 and provide pass code 72201009.  International callers should dial (617) 801-6888 and provide the same pass code.

This announcement is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b), with 100% of the partnership’s distributions to foreign investors attributable to income that is effectively connected with a United States trade or business.  Accordingly, AHGP’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable tax rate.

About Alliance Holdings GP, L.P.

AHGP is a limited partnership formed to own and control Alliance Resource Management GP, LLC, the managing general partner of Alliance Resource Partners, L.P. (NASDAQ: ARLP), through which it holds a 1.98% general partner interest and the incentive distribution rights in ARLP.  In addition, AHGP owns 15,544,169 common units of ARLP.

News, unit prices and additional information about AHGP including filings with the Securities and Exchange Commission, are available at http://www.ahgp.com.  For more information, contact the investor relations department of AHGP at (918) 295-1415 or via e-mail at investorrelations@ahgp.com.

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The statements and projections used throughout this release are based on current expectations.  These statements and projections are forward-looking, and actual results may differ materially.  These projections do not include the potential impact of any mergers, acquisitions or other business combinations that may occur after the date of this release.  At the end of this release, we have included more information regarding business risks that could affect our results.

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FORWARD-LOOKING STATEMENTS:  With the exception of historical matters, any matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projected results.  These risks, uncertainties and contingencies include, but are not limited to, the following: changes in competition in coal markets and the ARLP Partnership’s ability to respond to such changes; changes in coal prices, which could affect the ARLP Partnership’s operating results and cash flows; risks associated with the ARLP Partnership’s expansion of its operations and properties; the impact of health care legislation; deregulation of the electric utility industry or the effects of any adverse change in the coal industry, electric utility industry, or general economic conditions; dependence on significant customer contracts, including renewing customer contracts upon expiration of existing contracts; changing global economic conditions or in industries in which the ARLP Partnership’s customers operate; liquidity constraints, including those resulting from any future unavailability of financing; customer bankruptcies, cancellations or breaches to existing contracts, or other failures to perform; customer delays, failure to take coal under contracts or defaults in making payments; adjustments made in price, volume or terms to existing coal supply agreements; fluctuations in coal demand, prices and availability due to labor and transportation costs and disruptions, equipment availability, governmental regulations, including those related to carbon dioxide emissions, and other factors; legislation, regulatory and court decisions and interpretations thereof, including issues related to air and water quality and miner health and safety; the ARLP Partnership’s productivity levels and margins earned on its coal sales; unexpected changes in raw material costs; unexpected changes in availability of skilled labor; the ARLP Partnership’s ability to maintain satisfactory relations with its employees; any unanticipated increases in labor costs, adverse changes in work rules, or unexpected cash payments or projections associated with post-mine reclamation and workers’ compensation claims; any unanticipated increases in transportation costs and risk of transportation delays or interruptions; greater than expected environmental regulation, costs and liabilities; a variety of operational, geologic, permitting, labor and weather-related factors; risks associated with major mine-related accidents, such as mine fires, or interruptions; results of litigation, including claims not yet asserted; difficulty maintaining the ARLP Partnership’s surety bonds for mine reclamation as well as workers’ compensation and black lung benefits; difficulty in making accurate assumptions and projections regarding pension, black lung benefits and other post-retirement benefit liabilities; coal market’s share of electricity generation, including as a result of environmental concerns related to coal mining and combustion and the cost and perceived benefits of alternative sources of energy, such as natural gas, nuclear energy and renewable fuels; uncertainties in estimating and replacing the ARLP Partnership’s coal reserves; a loss or reduction of benefits from certain tax credits; difficulty obtaining commercial property insurance, and risks associated with the ARLP Partnership’s participation (excluding any applicable deductible) in the commercial insurance property program; and difficulty in making accurate assumptions and projections regarding future revenues and costs associated with equity investments in companies we do not control.

Additional information concerning these and other factors can be found in AHGP’s public periodic filings with the Securities and Exchange Commission (“SEC”), including AHGP’s Annual Report on Form 10-K for the year ended December 31, 2011, filed on February 28, 2012 with the SEC.  Except as required by applicable securities laws, AHGP does not intend to update its forward-looking statements.

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND OPERATING DATA

(In thousands, except unit and per unit data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

SALES AND OPERATING REVENUES:
Coal sales	$499,003	$473,683	$1,441,107	$1,323,851
Transportation revenues	5,625	7,446	17,651	25,452
Other sales and operating revenues	6,720	6,528	25,854	19,381
Total revenues	511,348	487,657	1,484,612	1,368,684

EXPENSES:
Operating expenses (excluding depreciation, depletion and amortization)	338,644	294,771	946,806	835,006
Transportation expenses	5,625	7,446	17,651	25,452
Outside coal purchases	4,424	19,864	34,759	29,495
General and administrative	15,282	13,613	47,494	40,692
Depreciation, depletion and amortization	59,781	40,275	154,923	117,237
Asset impairment charge	19,031	—	19,031	—
Total operating expenses	442,787	375,969	1,220,664	1,047,882

INCOME FROM OPERATIONS	68,561	111,688	263,948	320,802
Interest expense, net	(7,446)	(8,782)	(21,626)	(27,248)
Interest income	94	84	239	279
Equity in loss of affiliates, net	(2,832)	—	(11,040)	—
Other income	254	360	2,853	1,340
INCOME BEFORE INCOME TAXES	58,631	103,350	234,374	295,173
INCOME TAX BENEFIT	(102)	(317)	(726)	(221)
NET INCOME	58,733	103,667	235,100	295,394
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(19,238)	(46,559)	(91,927)	(133,367)
NET INCOME ATTRIBUTABLE TO ALLIANCE HOLDINGS GP, L.P. (“NET INCOME OF AHGP”)	$39,495	$57,108	$143,173	$162,027

BASIC AND DILUTED NET INCOME OF AHGP PER LIMITED PARTNER UNIT	$0.66	$0.95	$2.39	$2.71
DISTRIBUTIONS PAID PER LIMITED PARTNER UNIT	$0.6975	$0.5825	$2.0025	$1.665

WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING - BASIC AND DILUTED	59,863,000	59,863,000	59,863,000	59,863,000

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except unit data)

(Unaudited)

	September 30,	December 31,
	2012	2011
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$4,110	$281,469
Trade receivables	152,826	128,643
Other receivables	1,432	3,525
Due from affiliates	79	—
Inventories	63,923	33,837
Advance royalties	9,038	7,560
Prepaid expenses and other assets	10,321	12,022
Total current assets	241,729	467,056

PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	2,278,297	1,974,520
Less accumulated depreciation, depletion and amortization	(784,123)	(793,200)
Total property, plant and equipment, net	1,494,174	1,181,320

OTHER ASSETS:
Advance royalties	26,972	27,916
Equity investments in affiliates	74,329	40,118
Other long-term assets	31,196	18,067
Total other assets	132,497	86,101
TOTAL ASSETS	$1,868,400	$1,734,477

LIABILITIES AND PARTNERS’ CAPITAL

CURRENT LIABILITIES:
Accounts payable	$113,776	$97,369
Due to affiliates	395	494
Accrued taxes other than income taxes	19,150	15,897
Accrued payroll and related expenses	42,233	35,876
Accrued interest	6,320	2,195
Workers’ compensation and pneumoconiosis benefits	9,488	9,511
Current capital lease obligations	1,019	676
Other current liabilities	22,900	15,326
Current maturities, long-term debt	18,000	18,000
Total current liabilities	233,281	195,344

LONG-TERM LIABILITIES:
Long-term debt, excluding current maturities	693,000	686,000
Pneumoconiosis benefits	60,987	54,775
Accrued pension benefit	24,273	27,538
Workers’ compensation	74,862	64,520
Asset retirement obligations	76,695	70,836
Long-term capital lease obligations	18,865	2,497
Other liabilities	8,536	6,774
Total long-term liabilities	957,218	912,940
Total liabilities	1,190,499	1,108,284

COMMITMENTS AND CONTINGENCIES

PARTNERS’ CAPITAL:
Alliance Holdings GP, L.P. (“AHGP”) Partners’ Capital:
Limited Partners — Common Unitholders 59,863,000 units outstanding	437,140	414,165
Accumulated other comprehensive loss	(16,669)	(17,560)
Total AHGP Partners’ Capital	420,471	396,605
Noncontrolling interests	257,430	229,588
Total Partners’ Capital	677,901	626,193
TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$1,868,400	$1,734,477

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30,
	2012	2011

CASH FLOWS PROVIDED BY OPERATING ACTIVITIES	$422,369	$429,975

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment:
Capital expenditures	(332,353)	(216,308)
Changes in accounts payable and accrued liabilities	(4,024)	511
Proceeds from sale of property, plant and equipment	114	465
Purchase of equity investments in affiliate	(43,100)	(35,700)
Payment for acquisition of business	(100,000)	—
Payments to affiliate for development of coal reserves	(34,601)	(33,841)
Advances/loans to affiliate	(2,229)	—
Payments from affiliate	4,229	—
Other	546	810
Net cash used in investing activities	(511,418)	(284,063)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under term loan	250,000	—
Borrowings under revolving credit facility	150,000	—
Payments under revolving credit facility	(75,000)	—
Payment on term loan	(300,000)	—
Payment on long-term debt	(18,000)	(18,000)
Payments on capital lease obligations	(673)	(595)
Payment of debt issuance costs	(4,272)	—
Net settlement of employee withholding taxes on vesting of ARLP Long-Term Incentive Plan	(3,734)	(2,324)
Distributions paid by consolidated partnership to noncontrolling interests	(66,755)	(57,787)
Distributions paid to Partners	(119,876)	(99,672)
Net cash used in financing activities	(188,310)	(178,378)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(277,359)	(32,466)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	281,469	342,237

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$4,110	$309,771

Presentation of Net Income

Consolidated net income includes earnings attributable to both AHGP and noncontrolling interests.  Unless otherwise noted, any reference to net income in this release represents net income attributable to AHGP.

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